Exhibit 99.1

News Release Date: January 6, 2011 Nalco Reaches Agreement to Sell Marine Chemicals Business to Wilhelmsen Ships Service	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Lisa Curran 630 305 1475 llcurran@nalco.com

(Naperville, Ill.) Nalco (NYSE: NLC), providing essential expertise for water, energy and air, announced today it reached a definitive agreement to sell its NALFLEET marine chemicals unit to Norway’s Wilhelmsen Ships Service for $41 million.

“The marine chemicals business is not a core part of our industrial water and process treatment businesses,” said Nalco Chairman and Chief Executive Officer J. Erik Fyrwald. “NALFLEET, as a part of Wilhelmsen Ships Service, joins the world’s largest maritime services network and will have greater access to global shipping customers and market growth opportunities. At the same time this sale allows Nalco to sharpen our focus on markets in which we have clear leadership positions with the best opportunities for success.”

Nalco will be transferring certain assets relating to NALFLEET to Wilhelmsen Ships Service, but supply chain-related assets are not included. The transaction is expected to close during the first quarter.

About Nalco

Nalco is the world’s largest sustainability services company focused on industrial water, energy and air applications; delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability Indexes. More than 11,500 Nalco employees operate in 150 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2009, Nalco achieved sales of more than $3.7 billion. For more information visit www.nalco.com.

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This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives,

NALCO COMPANY

ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.